Exhibit 25

_____________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Jack Ellerin

U.S. Bank National Association

1349 West Peachtree Street

Atlanta, GA  30329

(404) 898-8830

(Name, address and telephone number of agent for service)

1st FRANKLIN FINANCIAL CORPORATION

                                                       (Issuer with respect to the Securities)

Georgia	58-0521233
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

135 East Tugalo Street Toccoa, Georgia	30577
(Address of Principal Executive Offices)	(Zip Code)

Variable Rate Subordinated Debentures

(Title of the Indenture Securities)

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)

Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)

Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15

Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.   A copy of the Articles of Association of the Trustee.*

2.   A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.

A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.

A copy of the existing bylaws of the Trustee.**

5.

A copy of each Indenture referred to in Item 4.  Not applicable.

6.

The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.

Report of Condition of the Trustee as of December 31, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia on the 5th of April, 2011.

By:

/s/ Jack Ellerin________

             Jack Ellerin

Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1.

The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2.

“U.S. Bank National Association,” Cincinnati, Ohio, (Charter NO. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have

Hereunto subscribed my name and caused

my seal of office to be affixed to these

presents at the Treasury Department, in the

City of Washington and District of

Columbia, this September 9, 2010.

SEAL

       John Walsh

Acting Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

3.

The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

4.

“U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and  seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have

hereunto subscribed my name and caused

my seal of office to be affixed to these

presents at the Treasury Department, in the

City of Washington and District of

Columbia, this September 9, 2010.

SEAL

       John Walsh

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 5, 2011

By:

/s/ Jack Ellerin_________

            Jack Ellerin

Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2010

($000’s)

12/31/2010

Assets

Cash and Balances Due From

Depository Institutions Securities

$14,487,388

Securities

51,308,254

Federal Funds

4,252,675

Loans & Lease Financing Receivables

191,819,118

Fixed Assets

5,282,543

Intangible Assets

13,055,167

Other Assets

22,054,399

Total Assets

$302,259,544

Liabilities

Deposits

$211,417,189

Fed Funds

9,951,510

Treasury Demand Notes

0

Trading Liabilities

524,005

Other Borrowed Money

33,939,855

Acceptances

0

Subordinated Notes and Debentures

7,760,721

Other Liabilities

7,839,191

Total Liabilities

$271,432,471

Equity

Minority Interest in Subsidiaries

$1,736,480

      Common and Preferred Stock

18,200

Surplus

 14,136,872

Undivided Profits

14,935,521

Total Equity Capital

$30,827,073

Total Liabilities and Equity Capital

$302,259,544